UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CARDINAL BANKSHARES CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

On May 3, 2012, Cardinal Bankshares Corporation (“Cardinal”) filed a supplement to its definitive proxy statement (the “supplement”) with the Securities and Exchange Commission (the “SEC”) relating to its 2012 Annual Meeting of Shareholders. Those shareholders who hold their shares in “street name” are being mailed the supplement as filed with the SEC. However, as a result of an inadvertent administrative error, Cardinal mailed an incorrect version of the supplement to its registered shareholders. As a result, Cardinal is delivering this note along with the correct version of the supplement, as filed with the SEC, to its registered shareholders. The differences between the two versions are noted below:

•

Page 1, first paragraph, last sentence: The supplement as filed with the SEC stated: “The date of this supplement is May 3, 2012.” The incorrect version stated: “The date of this supplement is May 2, 2012.”

•

Page 3, under “Proposal 1 – Election of Directors”, second paragraph, second bullet point, second sentence: The supplement as filed with the SEC stated: “The Board members believe that Mr. Schaller’s objective to sell Cardinal is directly contrary to the core strategic direction of maintaining a strong, locally owned and managed community bank in Floyd, Virginia, which was and is the stated strategy of every member of the current Board.” The incorrect version stated: “Mr. Schaller’s objective to sell Cardinal is directly contrary to the core strategic direction of maintaining a strong, locally owned and managed community bank in Floyd, Virginia, which was and is the stated strategy of every member of the current Board.”

•

Page 4, under “Other Business – April 19 Letter to Shareholders”, second sentence: The supplement as filed with the SEC stated: “Cardinal wishes to correct such statement as follows: “Our stock price has performed 29 percentage points BETTER than the average share price of all Virginia banks (excluding CapitalOne) from the peak of the market in October 2007 to March 2012.” The incorrect version stated: “Cardinal wishes to correct such statement as follows: “Our stock price has performed 29% BETTER than the average share price of all Virginia banks (excluding CapitalOne) from the peak of the market in October 2007 to March 2012.”

*   *   *   *

Additional Information and Where To Find It

This note is solicitation material in respect of the matters to be considered at Cardinal’s 2012 Annual Meeting of Shareholders. On April 12, 2012, Cardinal filed a definitive proxy statement with the Securities and Exchange Commission and has mailed the definitive proxy statement to its shareholders. On May 3, 2012, Cardinal filed with the SEC a supplement to the definitive proxy statement. WE URGE SHAREHOLDERS AND INVESTORS TO READ THE PROXY STATEMENT AND SUPPLEMENT ALONG WITH ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A free copy of the definitive proxy statement, the supplement and other related documents filed by Cardinal may be obtained at the SEC’s website at www.sec.gov. Cardinal’s proxy statement, the supplement and other related documents may also be obtained by contacting Cardinal’s Corporate Secretary at Cardinal Bankshares Corporation, 101 Jacksonville Circle, P. O. Box 215, Floyd, Virginia 24091.

Participants in Solicitation

A listing of persons who are participants in the solicitation and certain information concerning such persons is set forth in Cardinal’s definitive proxy statement filed with the SEC on April 12, 2012, which may be obtained through the website maintained by the SEC at www.sec.gov.